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                                                                   Exhibit 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Radius Inc. for the registration of 2,509,319 shares of its common stock and to the incorporation by reference therein of our report dated October 20, 1994, with respect to the consolidated financial statements and schedules of Radius Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994 filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP


Palo Alto, California
August 22, 1995